EXHIBIT 99.1

Q1 2006 Earnings Conference Call April 27, 2006

Safe Harbor Statement The information contained herein is as of the date of this presentation. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as "anticipate," "believe," "expect," "projected" and "goals" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This presentation contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to: the higher price of oil and its impact on the value of production tax credits, and the ability to utilize and/or sell interests in facilities producing such credits; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance; nuclear regulations and operations associated with nuclear facilities; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations; contributions to earnings by non-utility subsidiaries; changes in federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to terrorism; changes in accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; uncollectible accounts receivable; litigation and related appeals and changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's, MichCon's and Detroit Edison's 2005 Form 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison. Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in our Form 10-K, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain this Form from the SEC by calling 1-800-SEC-0330.

Participants Dave Meador Executive Vice President and Chief Financial Officer Nick Khouri Vice President and Treasurer Peter Oleksiak Corporate Controller

Overview Overall, Q1 2006 was a strong quarter, with an 11% increase in operating earnings over Q1 2005 Year-over-year improvement at Detroit Edison due to expiration of the residential rate cap and lower choice volumes Flat earnings at MichCon with the rate increase offset by significantly warmer weather Non-utility earnings increased due to flow back of timing-related impacts partially offset by higher synfuel deferrals We are maintaining our 2006 guidance* which forecasts a 10-20% increase in operating earnings over 2005 As we detailed at our Business Update meeting earlier this month, we are planning substantial investments in our utility and non-utility businesses, which will provide the potential for average operating earnings growth of 9-10% from 2006-2010 * 2006 guidance assumes no synfuel tax credit phase out; see slide 15 for phase out impacts

Q1 2006 Operating Earnings Operating Earnings per Share* Detroit Edison $0.37 Unconventional Gas Production $0.00 Non-Utility $0.41 Fuel Transportation and Marketing $0.23 Corporate & Other ($0.08) MichCon** $0.26 $0.96 Power and Industrial Projects $0.18 * Reconciliation to GAAP reported earnings included in the appendix ** Includes Citizens Gas Utility

DTE Energy Operating Earnings Q1 2005 vs. Q1 2006 Variance 2005 DECO MichCOn PIP UGP FTM Corp & Other 2006 89 154 163 129 129 129 171 138 9 1 35 0 52 9 65 34 Operating Earnings Variance* ($ millions) Q1 2005 Operating Earnings Detroit Edison MichCon Power & Industrial Projects Corporate & Other Unconventional Gas Production Q1 2006 Operating Earnings including synfuels Fuel Transportation & Marketing ($8) $0 $51 ($35) $0 $9 $154 * Reconciliation to GAAP reported earnings included in the appendix excluding synfuels $171 $137 including synfuels excluding synfuels $92 synfuels $62 synfuels $34

Detroit Edison Operating Earnings Q1 2005 vs. Q1 2006 Variance 2005 Residential Rate Cap Choice Weather Storms Reg Def 2006 57 57 68 76 69 66 67 11 14 6 7 3 Operating Earnings Variance* ($ millions) Q1 2005 Operating Earnings * Reconciliation to GAAP reported earnings included in the appendix $57 Q1 2006 Operating Earnings Warmer year-over-year weather resulted in lower demand Increased revenue due to the expiration of the residential rate cap on Jan 1, 2006 Lower choice volumes driven by higher market prices and impacts from the rate restructuring order 1,350 GWh in Q1 2006 vs. 1,900 GWh in Q1 2005 Higher year-over-year storm expense Other - primarily related to one- time tax benefit in 2005 $66 Weather Residential Rate Cap Choice Impacts Storms Other / Taxes ($6) $14 $11 ($7) ($3)

MichCon Operating Earnings Q1 2005 vs. Q1 2006 Variance Operating Earnings Variance* ($ millions) * Reconciliation to GAAP reported earnings included in the appendix Impact of April 2005 rate order Increased storage margins Lower demand due to significantly warmer weather (16% fewer heating degree days) Merger interest no longer being allocated from holding company Higher uncollectibles due to increased gas prices 2005 Rate Increase Other Margin Weather Merger Interest Other 2006 47 47 58 46 46 47 48 11 3 15 6 5 Q1 2005 Operating Earnings $48 Q1 2006 Operating Earnings $48 $3 ($15) $6 ($5) Rate Increase Unfavorable Weather Merger Interest Uncollectibles $11 Other Margin

Unconven. Gas Prod. Non-Utility Operating Earnings Q1 2005 vs. Q1 2006 Variance Q1 2005 Synfuels PIP Excl. Synfuels UGP FTM Q1 2006 66 39 32 32 32 45 1 28 7 0 52 38 -11 1 Operating Earnings Variance* ($ millions) Q1 2005 Operating Earnings Power & Industrial Projects Fuel Transportation & Marketing * Reconciliation to GAAP reported earnings included in the appendix $51 $0 ($7) $56 Unconventional Gas Production Q1 2006 Operating Earnings Power & Industrial Projects ($10) $1 Fuel Transport & Marketing $65 $41 $1 Power & Industrial Projects Higher start up expenses offsetting increased production Unconventional Gas Production Includes $33M of realized flowback of timing-related impacts in addition to other mark to market benefits Fuel Transportation & Marketing $72 $30 ($28) Synfuels Synfuels - see next slide for additional details Total Power & Industrial Projects ($35) Other - primarily coke battery income due to contract that provided one-year 2005 earnings increase

Q1 2006 Synfuel Earnings ($ millions, after-tax) Power & Industrial Projects: Synfuel Q1 2005 vs. Q1 2006 Variance Production income was consistent year-over-year In both periods, we deferred recognition of a substantial portion of our synfuel revenue Due to changes in the agreements with our synfuel partners, a significantly higher percentage of the expected payments in 2006 may be variable note payments Note: Additional details are included in the appendix * Reconciliation to GAAP reported earnings included in the appendix

Unconventional Gas Production: 2006 Barnett Development Plan During 2006 we plan to rapidly increase production from our northern acreage Forecast net production of 4.1 Bcf, ~500% increase over 2005 Expect to see a 300%-400% increase in our production rate from Tarrant, Johnson and Jack counties Currently have 10 million cubic feet of production awaiting pipeline completions We will also focus on testing our southern acreage: Drill 4 additional test wells in four distinct areas Large operators are also evaluating the southern area This will produce a clearer picture of our potential reserves by year end We expect to begin some production from the southern acreage in 2006 Net Production Rate (mmcf/day) Barnett production is expected to increase significantly throughout the year 38352 38717 38807 12/31/2006E 0 4.0 15.0-20.0 3/31/2006 Level: 6.0

Q1 2006 Q1 Cash Flow and Capital Expenditures ($ millions) * Accounted for as 'investing activity' on statement of cash flows Q1 2005 DTE Energy Cash Flow Q1 2006 Q1 2005 ($ millions) DTE Energy Capital Expenditures

Balance Sheet Metrics DTE Energy Funds from Operations/Debt 19 24 23 DTE Energy Leverage* Q1 2006 * Excludes securitization debt and MichCon short term borrowings 19% Q1 2005 24% 52 52 23 Q1 2006 52% Q1 2005 52%

2006 Guidance DTE Energy 2006 Operating Earnings Guidance* ($ millions) ** Includes estimated synfuel earnings of $210-220M, assuming no synfuel tax credit phase out *** Includes estimated Energy Trading earnings of $45M * Reconciliation to GAAP reported earnings included in the appendix Our guidance currently remains unchanged and assumes no phase out of synfuel tax credits If oil prices remain high, some amount of synfuel tax credit phase out is likely The potential impacts of a phase out are detailed on the next slide Legislation that would use the prior year oil prices to determine current year reference price is currently in conference committee If the 2006 tax credit reference price were based on 2005 oil prices, there would be no phase out of 2006 synfuel tax credits We will update our guidance as events merit

Synfuels - Impact of Potential Phase Out 0 0.2 0.4 0.6 0.8 1 215 164 110 57 14 55 Potential Phase Out Impact - 2006 Net Income ($ millions) % Phase Out $210-220 $160- 170 $105- 115 $50-60 $10-20 $50-60 Potential Phase Out Impact - 2006 Cash Flow ($ millions) 0 0.2 0.4 0.6 0.8 1 480 400 335 265 250 320 % Phase Out $450- 470 $390- 410 $325- 345 $255- 275 $240- 260 $310- 330 While current guidance assumes no phase-out, some level of tax credit phase out is likely Assumptions for potential phase out impact: Cash & net income benefits from oil hedges currently in place No additional oil hedges are established Recovery of operating expenses from our partners No impairments of synfuel assets At the top end of the phase out range, we have in place additional hedges, resulting in more protection at the 100% phase out level The percentage of cash flow protected differs from the percentage of net income protected due to: AMT carryforward utilization, fourth quarter accruals and the differences between cash and GAAP tax rates Budget/tax reconciliation legislation is currently in conference committee Avg. cal. year oil price >$59.00 $62.00 $64.75 $67.50 $70.25 <$73.00

DTE Energy's Investment Thesis Strong Q1 2006 results - 11% operating earnings improvement over Q1 2005 DTE Energy plans to create significant value for shareholders over the next five years The utilities are positioned to grow earnings 6% per year while driving a customer focused investment program Our three non-utility businesses have opportunities to grow earnings and increase cash flow The balance sheet is stable and we have sufficient flexibility to execute our plan The dividend yield is attractive, and as the payout ratio decreases, we are open to considering a dividend increase

Upcoming Events DTE Energy's Annual Meeting of Shareholders begins at 10:00AM (eastern) today. Both Tony Earley and Gerry Anderson will present Presentation at the AGA Financial Forum by Steve Ewing on Monday, May 8 at 4:20PM (eastern) Both events will be webcast at www.dteenergy.com/investors

For More Information DTE Energy Investor Relations www.dteenergy.com/investors 313-235-8030

Appendix

DTE Energy's Utility Growth Strategy 2006 to 2010 cleaner air significant emissions reduction 1st quartile performance customer satisfaction, operations and safety + actions results 6% potential annual earnings growth reasonable rates mitigate impact on customer rates customer-focused investment program Performance Excellence Process

Performance Excellence Process Will Benefit Customers and Shareholders 2006E 2007E 2008E 2009E 2010E O&M Savings 44 153 218 218 218 Capital Savings 20 25 32 32 32 PSCR Savings 25 45 50 50 50 Potential Benefits of Performance Excellence Process ($ millions, pre-tax) $50-100 $200-250 $250-350 $250-350 $250-350 Cost to achieve savings $200-250 Goal is to achieve 1st quartile performance in all areas Performance Excellence Process Goals Reduced Costs Increased Productivity Improved Customer Satisfaction

Overall DTE Energy Earnings Growth Profile 2005A 2006E 2007E 2008E 2009E 2010E Utilities 345 403 423 444 467 490 Non-Utility - Other -51 51 44 51 56 59 Non-Utility - Areas of Future Capital Investment 35 85 120 155 175 185 Synfuels 273 215 215 Corporate & Other -51 -75 -93 -89 -85 -81 Projected Profile of Operating Earnings* ($ millions) Excluding synfuels, there is a potential for average operating earnings growth of 9-10% from 2006-2010 Utility Growth Non-Utility Growth * Reconciliation to GAAP reported earnings included in the appendix, assumes no tax credit phase out in 2006 & 2007; see slide 15 for phase-out impacts

Current Status of Synfuel Cash Flows Through a combination of oil hedges and tax credit carryforward utilization, ~60% of our expected synfuel cash flows are protected if there is a full phase out Estimated NYMEX oil price phase- out ranges: $59-$73 for 2006 $60-$74 for 2007 Expected Synfuel Cash Flows* ($ millions) 2006E 2007E 2008E 450 510 340 20 20 20 % Protected 2006E $450-470 2007E 2008E $510-530 $340-360 70% 25% 100% Net Income $210-220 $210-220 - * Assumes no synfuel tax credit phase out, potential impacts of phase out shown on slide 15

Synfuel Earnings Background Quarterly earnings from synfuels primarily come from two sources: Quarterly payments received from partners in our projects as tax credits are allocated to them These payments are subject to gain recognition accounting Mark to market gains/losses from the oil options we purchased last year to protect a portion of our synfuel cash flow that is exposed to crude oil price risk The hedge does not qualify for hedge accounting; the changes in fair market value are recorded in current earnings

Q1 2006 Synfuel Operating Earnings Detail ($ millions, after-tax) * Reconciliation to GAAP reported earnings included in this appendix

Reconciliation of Q1 2005 & Q1 2006 Synfuel Reported Earnings to Operating Earnings ($ millions, after-tax) Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Recognition of Synfuel Earnings: Payments Received from Buyers Accounting principles for gain recognition of our synfuel sales proceeds are conservative Sale proceeds cannot be recognized until there is evidence they have become determinable and collectability has been reasonably assured It is likely that the reference price for oil will reach the threshold at which synfuel-related tax credits begin to phase out The certainty requirement for recognition of sale proceeds is very high. More than a remote probability of phase out leads to not recognizing some portion of sales proceeds for the quarter

Synfuel Cash Protected Assumptions No prior year tax credit phase out for 2005 No reduction in forecasted taxable income - AMT carryforwards used by 2010 Excludes impact of potential future incremental hedging Production forecast is realized

Oil Price / Synfuel Key Statistics Estimated Phase Out Bands Current Avg Price Lower Band Upper Band 59.25 72.94 73 Upper Band 60 76 74 Avg. Price Actual & Forward Lower Band Upper Band $59 $73 $73 Lower Band Upper Band $60 $76 $74 2006 2007 $ Price per barrel - Through 4/21/06 Avg. Forward Price

Increasing Investment in our Businesses 2006 Estimated Capital Expenditures ($ millions) * Includes maintenance and growth expenditures 2006 Estimated Cash Flow ($ millions)

Barnett Map Clay Zones of DTE Acreage 23,000 ac. 3,000 ac. 19,000 ac. 11,000 ac. 6,400 ac. 4,000 ac. 8,500 ac. 3,100 ac. 52,000 ac. Core area Southern Expansion Area Vertical Wells Horizontal Wells Dallas/ Ft Worth Metropolitan Area

Unconventional Gas Production: Increased Barnett Production Has Provided Additional Scale In 2004 & 2005 we spent ~$120M in Barnett acquiring acreage and drilling wells Completed acquisition of 18,000 acres and 44 producing wells in 2005 Investment resulted in significant increase in year over year production and reserves Production is expected to increase substantially in 2006 Current production of 6 mmcfd Approximately 10 mmcfd awaiting pipeline connections Southern acreage could provide significant upside to production/reserves Net Production Rate (mmcf/day) 0 6.0 3/31/2006 1/1/2005 Gross Producing Wells 5 80 3/31/2006 1/1/2005 Reserves (Bcfe) Probable Reserves Proven Reserves 8 16 120 59 179 8 12/31/2005 1/1/2005 Acreage Position (thousands) Net Undeveloped Acres Net Developed Acres 49 0 49 65 15 80 3/31/2006 1/1/2005 Barnett Shale Operating Metrics

While Earnings Growth Will Be Significant, Reserves Represent the True Value

DTE Energy

Antrim Reserve Valuation

Component	Reserves (Bcfe)	Valuation Comparable ($/mcf)
Probable	35	0.50-1.00
Proved	338	2.50-3.00

($ millions)	$850-1,050
Less: Cost of Legacy Hedges Based on $5 market to hedge price differential	(280)
Less: Allocated debt	(150)
Current Valuation	~$420-620
Current Per share valuation of	~$2.35-3.50

Barnett Reserve Valuation

Component	Reserves (Bcfe)	Valuation Comparable ($/mcf)
Probable*	120	1.50-2.50*
Proved	59	1.50-3.00

($ millions)	$270-480
Less: Allocated debt	(60)
Current Valuation	~$210-420
Current Per share valuation of	~$1.20-2.40

Does not assign any value to our sizable southern acreage

Substantial value has already been created in this business unit

* In northern and western counties, where reserves are well understood

33

Definition of Reserve Classifications Proved Reserves - quantities of natural gas, natural gas liquids and crude oil which geological and engineering data demonstrate with reasonable certainty to be recoverable under existing economic and operating conditions Unproved Reserves - recovery of unproved reserves is considered to be less certain than proved reserves. Estimates of unproved reserves are based on data similar to proved reserves, but technical, contractual, economic considerations or Securities and Exchange Commission or other regulations prevent such reserves from being classified as proved. Unproved reserves may be further sub-classified as probable and possible to denote progressively increasing uncertainty of recoverability. Probable Reserves - estimates of unproved reserves that data suggest are more likely than not to be recoverable.

Reconciliation of 2004 & 2005 Reported Earnings to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation of Q1 2006 Reported Earnings to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation of Q1 2005 Reported Earnings to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliations In this presentation, DTE Energy provides 2006 guidance for operating earnings, non-utility operating earnings and non-utility operating earnings in areas of expected future capital investment. It is likely that certain items that impact the company's 2006 reported results will be excluded from operating results. A reconciliation to the comparable 2006 reported earnings/net income guidance is not provided because it is not possible to provide a reliable forecast of specific line items such as 2007 oil hedging costs, Performance Excellence Process restructuring charges and DTE2 implementation charges. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. 2006 Reported Earnings to Operating Earnings Throughout this presentation there are references to operating earnings, operating earnings in areas of expected future investment and illustrative profile of operating earnings for the years 2007 to 2010. These are not meant to constitute guidance, but rather are indicative of the long-term trends management currently expects from the business. It is likely that certain items that impact the company's reported results for those periods will be excluded from operating results. A reconciliation to the comparable reported earnings/net income amounts is not provided because it is not possible to provide a reliable forecast of specific line items such as oil hedging costs, Performance Excellence Process restructuring charges, impairments, and DTE2 implementation charges. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. Forward Looking Projections: 2007-2010